Exhibit 10.2

AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT dated as of January 22, 2008 (this "Amendment"), is by and between HEALTHSOUTH CORPORATION, a corporation ("Seller") and DANIEL REALTY COMPANY, LLC, an Alabama limited liability company ("Purchaser").

RECITALS

Contemporaneously herewith, Seller and Purchaser have entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) with respect to the sale of the Property more particularly described therein.

Purchaser has completed its investigations and studies as described in Sections 4.1 and 4.3 of the Purchase Agreement and is satisfied with the results of same. The parties desire to enter into this Amendment to accelerate the end of the Due Diligence Period as hereafter set forth.

NOW, THEREFORE, in consideration of the Recitals, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Defined Terms. Capitalized terms used in this Amendment without definition shall have the meanings ascribed to them in the Purchase Agreement.

2.          Due Diligence Period Accelerated. Purchaser hereby waives any right to terminate the Purchase Agreement pursuant to the provisions of Sections 4.2 or 4.3 of the Purchase Agreement, and, as such, the Due Diligence Period is hereby accelerated and ended upon execution of this Amendment. Sections 3.3(a)(i) and (ii) are hereby deleted from the Purchase Agreement.

3.          Earnest Money. Section 3.2 of the Purchase Agreement is hereby amended to provide that the Deposit will be deposited with the Escrow Agent by not later than January 28, 2008; notwithstanding the fact that the Deposit is not yet in escrow, Purchaser acknowledges that the Seller’s rights to recover the Deposit pursuant to and in accordance with the Purchase Agreement are effective upon execution of this Amendment.

4.          Ratification. Except as modified hereby, the Purchase Agreement is hereby ratified and affirmed.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

SELLER:
HEALTHSOUTH CORPORATION
By:	/s/ John P. Whittington
Print Name:	John P. Whittington
Its:	Secretary
Date:	January 22, 2008

PURCHASER:
DANIEL REALTY COMPANY, LLC BY: Daniel Realty Corporation, Its Manager
By:	/s/ T. Charles Tickle
Print Name:	T. Charles Tickle
Its:	Chairman
Date:	January 22, 2008

ESCROW AGENT:
LAWYERS TITLE INSURANCE CORPORATION
By:	/s/ Ann Marie Puccio
Print Name:	Ann Marie Puccio
Its:	Branch Counsel

Daniel Realty Company, LLC//HealthSouth Corporate Campus

Purchase and Sale Agreement